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                                                                  EXHIBIT 10.5

                     SECOND MODIFIED COMPENSATION AGREEMENT

     THIS AGREEMENT, made as of the 1st day of February, 1994, by and among Jefferies Group, Inc. ("Jefferies"), Jefferies & Company, Inc. (the "Company") and Richard B. Handler ("Employee"), is made with reference to the following facts:

     WHEREAS, the parties hereto previously entered into that certain Employee Compensation Agreement and Modified Compensation Agreement (the "Compensation Agreements"), dated as of April 1, 1992, and November 9, 1992, respectively, pursuant to which Jefferies agreed to transfer to Employee 50,000, thereafter reduced to 25,000, previously issued shares of Jefferies $.01 par value common stock that had been repurchased by Jefferies and remained issued but not outstanding (the "Shares") as a performance bonus beyond Employee's normal compensation;

     WHEREAS, Jefferies has not yet transferred any of the Shares to Employee;

     WHEREAS, Employee has requested Jefferies to revise the restriction on transferability of employees' shares by providing for an accelerated vesting schedule, as more fully set forth in Section 6 of this Agreement;

     WHEREAS, Jefferies, the Company and Employee have mutually agreed that the performance bonus reference above should be in the form of Revised Shares (as defined below) which are subject to the terms set forth below;

     NOW, THEREFORE, the parties agree as follows:

1.  REVISION OF MODIFIED COMPENSATION AGREEMENT

     The Modified Compensation Agreement dated as of November 9, 1992, is hereby revised and all of the rights and obligations of the parties are set forth in this Agreement (the "Second Modified Compensation Agreement") in their entirety.

2.  EMPLOYEE'S REPRESENTATION CONCERNING TRANSFER OF THE SHARES

     Employee represents and warrants that he has not transferred or attempted to transfer any right, title or interest in the Shares to any other party.
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3.  EMPLOYEE'S ACKNOWLEDGEMENT, WAIVER AND RELEASE

     Employee acknowledges that he has never received any of the Shares of Jefferies pursuant to the Modified Compensation Agreement and hereby waives and releases each of Jefferies and the Company from any claim he might have to the Shares to be issued pursuant to the Modified Compensation Agreement.

4.  CONTINUED EMPLOYMENT

     Each of Jefferies, the Company and Employee agree that revision of the Modified Compensation Agreement provided for by the Second Modified Compensation Agreement shall have no effect on Employee's right to continued employment with the Company or to restrict in any way the right of the Company to terminate his employment.

5.  TRANSFER OF REVISED SHARES TO EMPLOYEE

     Following execution of the Second Modified Compensation Agreement and subject to the restrictions set forth in Section 6 below, Jefferies will transfer and convey to Employee 25,000 previously issued shares of Jefferies $.01 par value common stock that have been repurchased by Jefferies and remain issued but not outstanding (the "Revised Shares"). Employee shall be entitled to all the rights and benefits of a holder of common stock of Jefferies, including without limitation, all voting rights and rights to receive dividends. Jefferies shall issue one or more certificates to Employee representing all of the Revised Shares. The certificates shall contain the legend set forth in Paragraph 8 below.

6.  RESTRICTIONS ON TRANSFERABILITY OF EMPLOYEE'S REVISED SHARES

     (a) 8,333 of the Revised Shares transferred to Employee will be deemed "Vested" as of April 1, 1994, and the remaining 16,667 of the Revised Shares will vest on March 31, 1995. All Unvested Shares shall remain Unvested unless Vested pursuant to 6(a) or (b) hereof.

     (b) Upon the termination of Employee's employment, whether by Jefferies, the Company or Employee, following a Change of Control, as defined in Section 9 below, Employee's Revised Shares shall become fully vested without regard to such termination.

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     (c) Upon the occurrence of each of the following events, as defined in
Section 9 below, Jefferies will have the right to reacquire for $1.00 consideration of all of Employee's Unvested Shares upon demand of Company:

           (i) The death or Permanent Disability of Employee;

           (ii) The Voluntary Termination of Employee's employment;

          (iii) The termination of Employee's employment by Company with Cause;
     or

          (iv) The termination of Employee's employment by the Company without Cause.

     (d) Employee may not sell, assign, devise, dispose, convey or otherwise transfer any of the Unvested Shares without the prior written consent of Jefferies, given in its sole discretion.

7.  TRANSFER OF VESTED SHARES

     Employee acknowledges and agrees that in connection with Employee's ownership and/or a transfer or contemplated transfer or other disposition of the Vested Shares, federal and state securities laws, the rules and regulations of the NASD and certain stock exchanges may require Company to make filings with the SEC or one or more of the foregoing entities or take other action. Employee hereby agrees to notify Company in writing at least five (5) business days in advance of any contemplated transfer or other disposition of the Vested Shares. In addition, Employee represents, warrants and covenants that Employee is acquiring the Revised Shares for his own account and not with a view to, or for the sale in connection with, any distribution of the Revised Shares, within the meaning of that term under the Securities Act of 1933, as amended, nor with any present intention of distributing or selling the Revised Shares, and such Revised Shares will not be sold, assigned, pledged, transferred or otherwise disposed of in violation of the Securities Act of 1933, as amended, and the applicable rules and regulations of the SEC promulgated thereunder. Employee acknowledges and agrees that any certificate evidencing the Revised Shares will contain a legend to the effect that the Revised Shares may not be sold or otherwise disposed of in violation of the Securities Act of 1933. Employee further agrees to (i) fully and timely cooperate with Company in connection with preparing and delivering any filings to the SEC, NASD or stock exchanges, as required, or (ii) promptly take any other action Company reasonably deems necessary in order to comply with federal and state securities laws, or the rules and regulations of NASD or any stock exchange, and to otherwise comply with Company's policies with respect to the transfer by employee of any common stock of Jefferies owned by such employee.

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8.  LEGEND

     Until such time as the Revised Shares are Vested, Employee agrees that any share certificate representing the Revised Shares shall bear the following legend prominently displayed:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AGAINST TRANSFER UNDER THE TERMS OF AN AGREEMENT ENTERED INTO BY THE JEFFERIES GROUP, INC. ("THE COMPANY"), JEFFERIES & COMPANY, INC. AND RICHARD B. HANDLER, A COPY OF WHICH IS ON FILE AND MAY BE EXAMINED AT THE PRINCIPAL OFFICE OF THE COMPANY BY ANY PERSON WHO CAN DEMONSTRATE AN INTEREST THEREIN TO THE SATISFACTION OF OFFICERS OF THE COMPANY. ANY TRANSFER OF SECURITIES REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH AGREEMENT IS VOID."

     Once the Revised Shares become Vested, Employee may surrender the share certificate representing such Revised Shares and receive from Jefferies a new share certificate without the legend set forth above.

9.  DEFINITIONS

     "Cause" used in connection with a termination of employment of Employee shall mean a termination of employment of Employee by Company following (i) the failure of Employee to render services to Company in accordance with his employment, which failure amounts to gross and habitual neglect of his duties to Company of such a nature as to have a material adverse effect on Company, following written notice and reasonable opportunity to cure; or (ii) the commission by Employee of an act which is in violation of his duties to Company (including, but not limited to, the unauthorized disclosure of confidential information, engaging during his employment in any other business which is competitive with the business of Company, the failure during his employment to devote full-time business time and effort to Company or compliance with Company's written employment policies and guidelines) of such a nature as to have an adverse effect on Company, following written notice and a reasonable opportunity to cure; or (iii) the violation of any federal or state securities law or any rule, regulation, directive of the U.S. Securities and Exchange Commission ("SEC") or National Association of Securities Dealers, Inc. ("NASD").

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     "Permanent Disability" of Employee shall mean the inability of such
Employee to perform substantially his work duties by reason of a single physical or mental disability or infirmity (i) for a total of one hundred and twenty
(120) days in any calendar year, or (ii) at such earlier time as Employee submits satisfactory medical evidence that he has a physical or mental disability or infirmity which will likely prevent him from returning to the performance of his work duties for four (4) months or longer.

     "Voluntary Termination" of Employee's employment shall mean the voluntary termination by Employee of his employment by voluntary resignation.

     "Termination without Cause" of Employee's employment shall mean the termination of employment by the Company for any reason other than for Cause, by Voluntary Termination or as a result of Permanent Disability or Death.

     "Change of Control" shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any successor provision), provided that, without limitation, such a change of control shall be deemed to have occurred if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than Employee, any "person" who on the date hereof is a director or officer of Jefferies or a "person" whose acquisition of securities of Jefferies is approved by the vote of a majority of the Board of Directors, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Jefferies representing 50.1% or more of the combined voting power of Jefferies' then outstanding securities and results in a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company that the Employee held immediately prior to the Change of Control or which results in any material adverse change in the Employee's compensation arrangement in existence immediately prior to the Change in Control, and which adverse change is not remedied within thirty (30) calendar days after receipt by the Company of written notice from the Employee specifying, in reasonable detail, the nature of such change, reduction or termination as the case may be.

10.  MISCELLANEOUS

     (a) Governing Law. The Second Modified Compensation Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

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     (b) Notices.  Any notice to be given hereunder shall be in writing and shall be delivered personally or by overnight mail or courier to the address of the party set forth below, or to such other address as the party to whom the notice is to be given may provide. No notice shall be effective except upon actual delivery.

     If to Jefferies or the Company:

              Jerry M. Gluck, Esq.
              11100 Santa Monica Boulevard
              12th Floor
              Los Angeles, California 90025

     If to Employee:

              Mr. Richard B. Handler
              2704 The Strand
              Manhattan Beach, California 90266

     (c) Entire Agreement. The Second Modified Compensation Agreement embodies the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the parties not contained in the Second Modified Compensation Agreement. The terms defined herein shall apply solely to the Second Modified Compensation Agreement.

     (d) Enlargement of Employment Rights. Nothing in the Second Modified Compensation Agreement shall be construed to confer upon the Employee any right to continued employment with the Company or to restrict in any way the right of the Company to terminate his employment.

     (e) Invalidity. If any provision of the Second Modified Compensation Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that the Second Modified Compensation Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of the Second Modified Compensation Agreement.

     (f) Amendments. Any amendment or modification of any provision of the Second Modified Compensation Agreement must be in writing, dated and signed by both parties hereto.

     (g) Headings. The headings in the Second Modified Compensation Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

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     (h) Counterparts.  The Second Modified Compensation Agreement may be
executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute the Second Modified Compensation Agreement by signing such counterpart.

     Executed the day and date first above written.

                                          JEFFERIES GROUP, INC.

                                          By:           DAVID F. EISNER

                                            ------------------------------------
                                                      David F. Eisner
                                                  Executive Vice President

                                          JEFFERIES & COMPANY, INC.

                                          By:           DAVID F. EISNER

                                            ------------------------------------
                                                      David F. Eisner
                                                  Executive Vice President

                                          EMPLOYEE

                                          By:         RICHARD B. HANDLER

                                            ------------------------------------
                                                     Richard B. Handler

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